Exhibit x

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Enzo Biochem, Inc. on Form S-8 (File No. 333-197028) of our report dated June 18, 2015 on our audits of the financial statements and supplemental schedule of Enzo Biochem, Inc. Salary Reduction Profit Sharing Plan as of December 31, 2014 and 2013, and for the year ended December 31, 2014, which report is included in this Annual Report on Form 11-K to be filed on or about June 18, 2015.

/s/EISNERAMPER LLP

Iselin, New Jersey

June 18, 2015

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